Exhibit 99.1

Press Release Dated September 15, 2008

PHAZAR CORP APPOINTS GARLAND P. ASHER AS CHAIRMAN, PRESIDENT

AND CHIEF EXECUTIVE OFFICER

PHAZAR CORP, (Nasdaq: ANTP) today announced the appointment of Garland P. Asher as Chairman, President and Chief Executive Officer for the Company, effective September 9, 2008.  Mr. Asher has been a member of the Board of PHAZAR CORP, since October 9, 2007

Mr. Asher has a distinguished and varied business career serving for five years as President/COO of Integration Concepts, Inc., a healthcare software firm.  Before that he was Vice President, Chief Administrative and Financial Officer of Intelligent Electronics, Inc., a major PC distributor, Vice President, CFO of InterTAN, Inc., a major consumer electronics retailer with more than 1,000 stores in six countries, and Director of Financial Planning, Tandy Corporation, now named Radio Shack Corporation.

Mr. Asher holds a BA degree in Political Science from Randolph-Macon College and received an MBA in International Finance from the Wharton School of Commerce and Finance, Graduate Division, University of Pennsylvania.